Exhibit 10.4

AMENDMENT No. 1

TO

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This Amendment No. 1 (“Amendment”) to that Exclusive License and Distribution Agreement (the “License Agreement”) entered into as of the 3rd day of August, 2006, by and between REDUCT NV, a company organized and existing under the laws of Belgium, with registered office at Satenrozen la, Box 2, 2550 Kontich, Belgium (the “Company”), and GEOSPATIAL MAPPING SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware, USA, with registered office at 229 Howes Run Road, Sarver, Pennsylvania USA 16055 (“Geospatial”) as modified and extended by that Agreement entered into as of the 6th day June, 2007, by and among the Company, Geospatial and, for the limited purposes set forth therein, and Mark A. Smith (“Smith”) (the “Extension Agreement” and together with the License Agreement, the “Agreement”), is entered as of December 21, 2007 (the “Effective Date”) by and among Company, Geospatial and, for the limited purposes described herein, Delta Networks and Smith. Any capitalized term used but not defined herein shall have the same meaning as in the Agreement.

RECITALS

A. The parties hereto have entered into the Agreement.

B. The parties hereto desire to amend the Agreement to provide that (i) certain payments due by Geospatial to Reduct be extended.

NOW, THEREFORE the parties hereby agree as follows:

AGREEMENT

1.	The following payments due under the Agreement to be paid by Geospatial to Reduct shall be extended as outlined below:

a.	Geospatial shall agree immediately place an order to purchase 1,700,000 Euros of probes with a large portion of the order involving probes specifically designed for high pressure applications.

b.	Geospatial shall wire to Reduct a 25% downpayment toward the order described in l(a) above in an amount equal to 425,000 Euros by December 31, 2007 which will allow Reduct and Geospatial to determine the specific type and number of probes and the design criteria required do develop the high pressure Smart Probes.

c.	By February 15th 2008, Geospatial shall pay to Reduct an additional 25% downpayment amounting to 425,000 Euros which will allow Reduct to begin production of the probes.

d.	Geospatial shall pay the balance due under this order upon shipping of smart probes.

e.	Geospatial shall pay the 2007 exclusivity (maintenance fee) of 100,000 Euros and the 2008 exclusivity fee of 500,000 Euros on March 31, 2008.

2. Effect of Amendment. The Agreement is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Agreement, except as amended by this Amendment, shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same Amendment.

4. Effective Date. This Amendment is made effective as of the Effective Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

Date: December 21st, 2007

GEOSPATIAL MAPPING SYSTEMS, INC,

By:
Name:	Mark A. Smith
Title:	President

REDUCT NV

By:
Name:	Otto Ballintijn
Title:	Managing Director

MARK A. SMITH

By:	Mark A. Smith

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